POWER OF ATTORNEY

The undersigned directors of Jacob Funds, Inc. (the "Fund"), hereby appoint RYAN I. JACOB, ALENOUSH L. TERZIAN, MICHAEL P. O’HARE, and DAVID F. ROEBER (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Fund's registration statement on Form N‑1A under the Investment Company Act of 1940 and under the Securities Act of 1933, including any and all amendments thereto, covering the registration of the Fund as an investment company and the sale of shares by the Fund, and all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned directors hereby execute this Power of Attorney as of the 23rd day of July, 2021.

/s/ William B. Fell William B. Fell, Director

/s/ Christopher V. Hajinian Christopher V. Hajinian, Director

/s/ Jeffrey L. Schwarzschild Jeffrey L. Schwarzschild, Director